Contact:
Quinn Coburn
Vice President and CFO
216-676-2000

GrafTech Reports First Quarter 2018 Results

BROOKLYN HEIGHTS, Ohio - May 7, 2018 - GrafTech International Ltd. (NYSE: EAF)("GrafTech") today announced financial results for the first quarter ended March 31, 2018.

“We are very pleased with the strong start to the year. Our company has been fundamentally restructured, and following our IPO last month, we are confident that we are in an optimal position to fully leverage our strengths in our structurally changed industry,” said David Rintoul, President and CEO of GrafTech. "Our vertical integration, longer-term sales contracts and premier production platform all contribute to give us a unique competitive advantage."

Key financial measures

	For the three months ended March 31,
(dollars in thousands, except per share amounts)	2018	2017

Net sales	$451,899	$104,739
Net income (loss)	$223,673	$(26,344)
Earnings per share (1)	$0.74	$(0.09)
EBITDA from continuing operations (2)	$304,768	$1,048
Adjusted EBITDA from continuing operations (2)	$310,339	$4,190

(1)	Earnings per share represents diluted earnings per share after giving effect to the stock split effected on April 12, 2018, resulting in 302,225,923 shares outstanding.

(2)
See below for more information and a reconciliation of EBITDA from continuing operations and adjusted EBITDA from continuing operations to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

Net sales for the quarter ended March 31, 2018 increased to $452 million, compared to $105 million in the first quarter of 2017. The improvement was primarily due to an increase in the weighted average realized price for graphite electrodes, which rose to $10,124 per metric ton (MT) in the current quarter, compared to $2,288 per MT in the prior period. Sales volume was also up, increasing 4.9% to 43 thousand MT from 41 thousand MT in the prior period. These increases in weighted average realized price and sales volume were driven by robust demand for electrodes due to the strong growth in electric arc furnace steel manufacturing, combined with a constrained electrode supply due to reductions in electrode manufacturing capacity over the past several years and a limited supply of our key raw material, petroleum needle coke.

Demand for our electrodes remains strong and is above the levels that we are able to supply. We have been very pleased with the reception of our new commercial strategy to provide our customers with stability and reliability of supply by offering longer-term sales contracts. During the first quarter of 2018, $272 million, or 60%, of our revenue was generated from these contracts, with the remainder generated from other graphite electrode sales and by-product sales. We expect the percentage of revenue from these contracts to be even higher for the remainder of the year.
Net income improved dramatically from the prior period due to the increase in weighted average realized price levels. Net income increased to $224 million, or $0.74 per share, in the first quarter of 2018, compared to a loss of ($26) million, or ($0.09) per share, in the first quarter of 2017.
Adjusted EBITDA from continuing operations in the quarter climbed to $310 million compared to $4 million in the prior year period.
Cash flow from operations was $141 million in the quarter compared to $2 million in the prior year period. During the quarter, working capital increased by $151 million due to increases in accounts receivable due to higher weighted average realized prices and increases in inventory due to higher raw materials cost. Capital expenditures in the quarter were $14 million.
In February, we borrowed $1.5 billion in term loans under our new senior secured term loan facility. We used the proceeds to repay existing debt and to declare and pay a dividend to our sole stockholder pre-IPO.

Key operating metrics

	For the three months ended March 31,
(in thousands, except price data)	2018	2017
Sales volume (MT) (1)	43	41
Weighted average realized price (2)	$10,124	$2,288
Production volume (MT) (3)	43	40
Production capacity (MT) (4)	51	48
Production capacity excluding St. Marys during idle period (MT) (5)	44	41
Capacity utilization (6)	84%	83%
Capacity utilization excluding St. Marys during idle period (5)(6)	98%	98%

(1)	Sales volume reflects the total volume of graphite electrodes sold for which revenue has been recognized during the period.

(2)	Weighted average realized price reflects the total revenues from sales of graphite electrodes for the period divided by the graphite electrode sales volume for that period.

(3)	Production volume reflects graphite electrodes produced during the period.

(4)	Production capacity reflects expected maximum production volume during the period under normal operating conditions, standard product mix and expected maintenance downtime. Actual production may vary.

(5)	The St. Marys, Pennsylvania facility was temporarily idled effective the second quarter of 2016, except for the machining of semi‑finished products sourced from other plants.

(6)	Capacity utilization reflects production volume as a percentage of production capacity.

Operational Update
Our manufacturing plants operated at very high levels during the first quarter of 2018, with production of 43 thousand MT and capacity utilization, excluding our St. Marys facility, of 98%. This compares to production of 40 thousand MT and capacity utilization, excluding our St. Marys facility, of 98% in the prior year period. We continue to make solid progress on our debottlenecking initiative and continue to expect completion of that project in the fourth quarter of 2018.
Distribution
The Board has declared a dividend of $0.0645 per share, payable on June 29, 2018.  The dividend represents a prorated quarterly dividend of $0.085 (or $0.34 per annum) per share of our common stock from the date of our initial public offering, April 23, 2018, to June 30th, 2018.  The prorated dividend will be payable to stockholders of record as of the close of business on May 31, 2018.
Conference Call
In conjunction with this earnings release, you are invited to listen to our earnings call being held on May 7, 2018 at 10:00 a.m. Eastern Time. The call will be webcast and available at www.GrafTech.com, in the investor relations section. The earnings call dial-in number is +1 (866) 521-4909 for domestic and +1 (647) 427-2311 for international. A rebroadcast of the webcast will be available following the call, and for 30 days thereafter, at www.GrafTech.com, in the investor relations section. GrafTech also makes its complete financial reports that have been filed with the Securities and Exchange Commission (SEC) and other information available at www.GrafTech.com. The information in our website is not part of this release or any report we file or furnish to the SEC. Upon request, GrafTech will provide its stockholders with a hard copy of its complete audited financial statement, free of charge.
About GrafTech
GrafTech International Ltd. is a leading manufacturer of high quality graphite electrode products essential to the production of electric arc furnace (EAF) steel and other ferrous and non-ferrous metals. GrafTech is listed on the New York Stock Exchange under the ticker symbol “EAF”.

Special note regarding forward‑looking statements
This news release and related discussions may contain forward‑looking statements that reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward‑looking statements by the use of forward‑looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” "are confident" or the negative version of those words or other comparable words. Any forward‑looking statements contained in this news release are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward‑looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. These forward‑looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to: our history of net losses and the possibility that we may not achieve or maintain profitability in the future; the possibility that we are unable to implement our business strategies, including our initiative to secure and maintain longer-term customer contracts, in an effective manner; the possibility that new tax legislation could adversely affect us or our stockholders; the fact that pricing for graphite electrodes has historically been cyclical and, in the future, the price of graphite electrodes will likely decline from recent record highs; the sensitivity of our business and operating results to economic conditions; our dependence on the global steel industry generally and the EAF steel industry in particular; the possibility that global graphite electrode overcapacity may adversely affect graphite electrode prices; the competitiveness of the graphite electrode industry; our dependence on the supply of petroleum needle coke; our dependence on supplies of raw materials (in addition to petroleum needle coke) and energy; the legal, economic, social and political risks associated with our substantial operations in multiple countries; the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results; the possibility that our results of operations could deteriorate if our manufacturing operations were substantially disrupted for an extended period, including as a result of equipment failure, climate change, natural disasters, public health crises, political crises or other catastrophic events; the possibility that plant capacity expansions may be delayed or may not achieve the expected benefits; our dependence on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services; the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions; the possibility that we may divest or acquire businesses, which could require significant management attention or disrupt our business; the sensitivity of goodwill on our balance sheet to changes in the market; the possibility that we are subject to information technology systems failures, cybersecurity attacks, network disruptions and breaches of data security; our dependence on protecting our intellectual property; the possibility that third parties may claim that our products or processes infringe their intellectual property rights; the possibility that our manufacturing operations are subject to hazards; changes in, or more stringent enforcement of, health, safety and environmental regulations applicable to our manufacturing operations and facilities; the possibility that significant changes in our jurisdictional earnings mix or in the tax laws of those jurisdictions could adversely affect our business; the fact that there are material limitations with making estimates of our results for current or prior periods prior to the completion of our normal review procedures; the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness; the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; the possibility that our cash flows are insufficient to service our indebtedness; the fact that borrowings under certain of our existing financing agreements subjects us to interest rate risk; the possibility of a lowering or withdrawal of the ratings assigned to our debt; the possibility that disruptions in the capital and credit markets adversely affect our results of operations, cash flows and financial condition, or those of our customers and suppliers; the possibility that highly concentrated ownership of our common stock may prevent minority stockholders from influencing significant corporate decisions; the fact that certain of our stockholders have the right to engage or invest in the same or similar businesses as us; the fact that certain provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated By‑Laws could hinder, delay or prevent a change of control; the fact that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders; our expectation to be a “controlled company” within the meaning of the NYSE corporate governance standards, which would allow us to qualify for exemptions from certain corporate governance requirements; and other risks described in the “Risk Factors” section of the prospectus for our initial public offering.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the prospectus for our initial public offering. The forward‑looking statements made in this press release relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward‑looking statement except as required by law, whether as a result of new information, future developments or otherwise.

Non‑GAAP financial measures
In addition to providing results that are determined in accordance with GAAP, we have provided certain financial measures that are not in accordance with GAAP. EBITDA from continuing operations and adjusted EBITDA from continuing operations are non‑GAAP financial measures. We define EBITDA from continuing operations, a non‑GAAP financial measure, as net income or loss plus interest expense, minus interest income, plus income taxes, discontinued operations and depreciation and amortization from continuing operations. We define adjusted EBITDA from continuing operations as EBITDA from continuing operations plus any pension and other post-employment benefit ("OPEB") plan expenses, impairments, rationalization‑related charges, acquisition costs and costs related to the change in control as well as proxy contests costs, initial public offering expenses, non‑cash gains or losses from foreign currency remeasurement of non‑operating liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar and non‑cash fixed asset write‑offs. Adjusted EBITDA from continuing operations is the primary metric used by our management and our board of directors to establish budgets and operational goals for managing our business and evaluating our performance.
We monitor adjusted EBITDA from continuing operations as a supplement to our GAAP measures, and believe it is useful to present to investors, because we believe that it facilitates evaluation of our period‑to‑period operating performance by eliminating items that are not operational in nature, allowing comparison of our recurring core business operating results over multiple periods unaffected by differences in capital structure, capital investment cycles and fixed asset base. In addition, we believe adjusted EBITDA from continuing operations and similar measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance and debt‑service capabilities.
Our use of adjusted EBITDA from continuing operations has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA from continuing operations does not reflect changes in, or cash requirements for, our working capital needs;

•
adjusted EBITDA from continuing operations does not reflect our cash expenditures for capital equipment or other contractual commitments, including any capital expenditures for future capital expenditure requirements to augment or replace our capital assets;

•	adjusted EBITDA from continuing operations does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	adjusted EBITDA from continuing operations does not reflect tax payments that may represent a reduction in cash available to us;

•	adjusted EBITDA from continuing operations does not reflect expenses relating to our pension and OPEB plans;

•	adjusted EBITDA from continuing operations does not reflect impairment of long‑lived assets and goodwill;

•
adjusted EBITDA from continuing operations does not reflect the non‑cash gains or losses from foreign currency remeasurement of non‑operating liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar;

•	adjusted EBITDA from continuing operations does not reflect initial public offering expenses;

•
adjusted EBITDA from continuing operations does not reflect rationalization‑related charges, acquisition costs, costs related to the change in control and proxy contests costs or the non‑cash write‑off of fixed assets; and

•
other companies, including companies in our industry, may calculate EBITDA from continuing operations and adjusted EBITDA from continuing operations differently, which reduces its usefulness as a comparative measure.

In evaluating EBITDA from continuing operations and adjusted EBITDA from continuing operations, you should be aware that in the future, we will incur expenses similar to the adjustments in the reconciliation presented below. Our presentations of EBITDA from continuing operations and adjusted EBITDA from continuing operations should not be construed as suggesting that our future results will be unaffected by these expenses or any unusual or non‑recurring items. When evaluating our performance, you should consider EBITDA from continuing operations and adjusted EBITDA from continuing operations alongside other financial performance measures, including our net income (loss) and other GAAP measures.

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	As of March 31, 2018	As of December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$138,373	$13,365
Accounts and notes receivable, net of allowance for doubtful accounts of $994 as of March 31, 2018 and $1,097 as of December 31, 2017	252,216	116,841
Inventories	202,518	174,151
Prepaid expenses and other current assets	35,563	44,872
Current assets of discontinued operations	2,406	5,313
Total current assets	631,076	354,542
Property, plant and equipment	662,004	642,651
Less: accumulated depreciation	143,862	129,810
Net property, plant and equipment	518,142	512,841
Deferred income taxes	19,678	30,768
Goodwill	171,117	171,117
Other assets	127,165	129,835
Total assets	$1,467,178	$1,199,103
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,178	$69,110
Short-term debt	52,394	16,474
Accrued income and other taxes	22,451	9,737
Other accrued liabilities	32,508	53,226
Current liabilities of discontinued operations	2,849	3,412
Total current liabilities	189,380	151,959
Long-term debt	1,421,265	322,900
Other long-term obligations	80,176	68,907
Deferred income taxes	52,166	41,746
Long-term liabilities of discontinued operations	376	376

Stockholders’ equity:
Preferred stock, par value $.01, 300,000,000 shares authorized, none issued	—	—
Common stock, par value $.01, 3,000,000,000 shares authorized, 302,225,923 shares issued as of March 31, 2018 and December 31, 2017*	3,022	3,022
Additional paid-in capital	851,315	851,315
Accumulated other comprehensive income	19,216	20,289
Accumulated deficit	(1,149,738)	(261,411)
Total stockholders’ (deficit) equity	(276,185)	613,215

Total liabilities and stockholders’ equity	$1,467,178	$1,199,103

* Based on the number of common shares outstanding after giving effect to the stock split that became effective on April 12, 2018

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2018	2017
CONSOLIDATED STATEMENTS OF OPERATIONS
Net sales	$451,899	$104,739
Cost of sales	145,149	103,453
Gross profit	306,750	1,286
Research and development	429	820
Selling and administrative expenses	15,876	11,656
Operating profit (loss)	290,445	(11,190)

Other (income) expense, net	2,005	3,304
Interest expense	37,865	7,546
Interest income	(115)	(123)
Income (loss) from continuing operations before provision for income taxes	250,690	(21,917)

Provision for income taxes	28,643	361
Net income (loss) from continuing operations	222,047	(22,278)

Income (loss) from discontinued operations, net of tax	1,626	(4,066)

Net income (loss)	$223,673	$(26,344)

Basic and diluted income (loss) per common share:*
Net income (loss) per share	$0.74	$(0.09)
Income (loss) from continuing operations per common share	0.73	$(0.07)
Weighted average common shares outstanding	302,225,923	302,225,923

* Based on the number of common shares outstanding after giving effect to the stock split that became effective on April 12, 2018

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands, unaudited)

	For the Three Months Ended March 31,
	2018	2017
Cash flow from operating activities:
Net income (loss)	$223,673	$(26,344)
Adjustments to reconcile net income (loss) to cash provided by operations:
Depreciation and amortization	16,328	17,309
Impairments	—	2,500
Deferred income tax provision	19,791	(761)
Loss on extinguishment of debt	23,827	—
Interest expense	1,129	1,686
Other charges, net	2,574	1,505
Net change in working capital*	(150,527)	8,646
Change in long-term assets and liabilities	3,758	(2,724)
Net cash provided by operating activities	140,553	1,817
Cash flow from investing activities:
Capital expenditures	(14,025)	(7,996)
Proceeds from the sale of assets	736	368
Net cash used in investing activities	(13,289)	(7,628)
Cash flow from financing activities:
Short-term debt, net	(12,536)	(534)
Revolving Facility borrowings	—	13,000
Revolving Facility reductions	(45,692)	—
Debt issuance costs	(20,090)	—
Proceeds from the issuance of long-term debt, net of original issuance discount	1,492,500	—
Repayment of Senior Notes	(304,782)	—
Principal payments on long-term debt	—	—
Dividends paid	(1,112,000)	—
Net cash (used in) provided by financing activities	(2,600)	12,466
Net change in cash and cash equivalents	124,664	6,655
Effect of exchange rate changes on cash and cash equivalents	344	216
Cash and cash equivalents at beginning of period	13,365	11,610
Cash and cash equivalents at end of period	$138,373	$18,481

* Net change in working capital due to the following components:
Accounts and notes receivable, net	$(132,794)	$5,798
Inventories	(28,679)	2,718
Prepaid expenses and other current assets	10,754	(758)
Change in accounts payable and accruals	(1,694)	(3,927)
Increase in interest payable	1,886	4,815
Net change in working capital	$(150,527)	$8,646

The following table reconciles our non‑GAAP key financial measures to the most directly comparable GAAP measures:

	For the three months ended March 31,
(in thousands)	2018	2017

Net income (loss)	223,673	(26,344)
Add:
Discontinued operations	(1,626)	4,066
Depreciation and amortization	16,328	15,542
Interest expense	37,865	7,546
Interest income	(115)	(123)
Income taxes	28,643	361
EBITDA from continuing operations	304,768	1,048
Adjustments:
Pension and OPEB plan expenses (1)	511	765
Rationalization‑related charges (2)	—	(8)
Initial public offering expenses (3)	3,187	—
Non‑cash loss on foreign currency remeasurement (4)	1,873	2,385
Adjusted EBITDA from continuing operations	310,339	4,190

(1)	Service and interest cost of our pension and OPEB plans. Also includes a mark‑to‑market loss (gain) for plan assets as of December of each year.

(2)
Costs associated with rationalizations in our graphite electrode manufacturing operations and in the corporate structure. They include severance charges, contract termination charges, write‑off of equipment and (gain)/loss on sale of manufacturing sites.

(3)	Legal, accounting, printing and registration fees associated with the initial public offering in April 2018.

(4)	Non‑cash loss from foreign currency remeasurement of non‑operating liabilities of our non‑U.S. subsidiaries where the functional currency is the U.S. dollar.